Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125142) of USA Mobility, Inc. of our report dated May 24, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
McLean, Virginia
March 13, 2008